Filed in the Office of	Business Number C1851-1983
Barbara K. Cegavske	Filing Number 20211487208
Secretary of State State Of Nevada	Filed On 5/27/2021 8:00:00 AM
	Number of Pages 3

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State: Zivo Bioscience, Inc.

Entity or Nevada Business Identification Number (NVID): C1851-1983

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ____
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:
(Check only one box) ☐ incorporators ☐ board of directors
The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 54.3

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada: ____

Jurisdiction of formation: ____

Changes to takes the following effect:

☐ The entity name has been amended. ☐ Dissolution
☐ The purpose of the entity has been amended. ☐ Merger
☐ The authorized shares have been amended. ☐ Conversion
☐ Other: (specify changes) ____

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: 05/28/2021 Time: 12:01 a.m. (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☒ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☐ Other. The articles have been amended as follows: (provide article numbers, if available) See below (attach additional page(s) if necessary)
6. Signature: (Required)	X [signature] Chief Financial Officer - Keith Marchiando Signature of Officer or Authorized Signer — Title X [signature] Andrew A. Dahl (May 26, 2021 18:56 EDT) Chief Executive Officer - Andrew A. Dahl Signature of Officer or Authorized Signer — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

ARTICLE 4 of the Corporation's Articles of Incorporation is hereby amended and restated as follows:

ARTICLE 4. The total authorized capital stock of the corporation is 150,000,000 shares of Common Stock, with a par value of $0.001. All stock when issued shall be deemed fully paid and nonassessable. No cumulative voting, on any matter to which Stockholders shall be entitled to vote, shall be allowed for any purpose.

The authorized stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall, from time to time, determine. Shareholders shall not have preemptive rights to acquire unissued shares of stock of the Corporation.

Upon the filing and effectiveness (the "Effective Time") of this Certificate of Amendment pursuant to Sections 78.385 and 78.390 of the Nevada Revised Statutes, each 80 shares of the Corporation's Common Stock, issued and outstanding immediately prior to the Effective Time shall automatically and without any action on the part of the Corporation or respective holders thereof be combined and converted into one (1) validly issued, fully paid and non-assessable share of Common Stock, par value of $0.001 per share ("Common Stock") of the Corporation (the "Reverse Split"). No fractional shares of Common Stock shall be issued in connection with the Reverse Split. In lieu thereof, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Split shall be entitled to receive a cash payment equal to the fraction of a share of Common Stock to which such holder would otherwise be entitled multiplied by the closing price per share of the Common Stock on the OTCQB Market at the close of business on the date of the Effective Time, excluding fractional shares resulting in a cash payment of less than $1.00, which will be forfeited.

This form must be accompanied by appropriate fees.

NV011 - 8/16/2019 Wolters Kluwer Online

CERTIFICATE OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION OF
ZIVO BIOSCIENCE, INC.

1. Name of Corporation: **ZIVO BIOSCIENCE, INC.** (the ***"Corporation"***), Entity Number C1851-1983

2. The Articles of Incorporation have been amended as follows:

ARTICLE 4 of the Corporation's Articles of Incorporation is hereby amended and restated as follows:

ARTICLE 4. The total authorized capital stock of the corporation is 150,000,000 shares of Common Stock, with a par value of $0.001. All stock when issued shall be deemed fully paid and nonassessable. No cumulative voting, on any matter to which Stockholders shall be entitled to vote, shall be allowed for any purpose.

The authorized stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall, from time to time, determine. Shareholders shall not have preemptive rights to acquire unissued shares of stock of the Corporation.

Upon the filing and effectiveness (the ***"Effective Time"***) of this Certificate of Amendment pursuant to Sections 78.385 and 78.390 of the Nevada Revised Statutes, each 80 shares of the Corporation's Common Stock, issued and outstanding immediately prior to the Effective Time shall automatically and without any action on the part of the Corporation or respective holders thereof be combined and converted into one (1) validly issued, fully paid and non-assessable share of Common Stock, par value of $0.001 per share ("***Common Stock***") of the Corporation (the ***"Reverse Split"***). No fractional shares of Common Stock shall be issued in connection with the Reverse Split. In lieu thereof, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Split shall be entitled to receive a cash payment equal to the fraction of a share of Common Stock to which such holder would otherwise be entitled multiplied by the closing price per share of the Common Stock on the OTCQB Market at the close of business on the date of the Effective Time, excluding fractional shares resulting in a cash payment of less than $1.00, which will be forfeited.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the Articles of Incorporation have voted in favor of the amendment is: 54.3%.

4. Effective date of filing: 12:01 a.m. on May 28, 2021

5. Signature: ______________________
Keith Marchiando
Chief Financial Officer